Exhibit 10.25.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED

LOANDEPOT GMSR MASTER TRUST,

as Issuer

and

CITIBANK, N.A.,

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

LOANDEPOT.COM, LLC,

as Administrator and Servicer

and

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC,

as Administrative Agent

SERIES 2017-MBSADV1 INDENTURE SUPPLEMENT

Dated as of August 11, 2017

To

INDENTURE

Dated as of August 11, 2017

MSR COLLATERALIZED NOTES,

SERIES 2017-MBSADV1

- i -

This SERIES 2017-MBSADV1 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of August 11, 2017, is made by and among LOANDEPOT GMSR MASTER TRUST, a statutory trust organized under the laws of the State of Delaware, as issuer (the “Issuer”), CITIBANK, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), LOANDEPOT.COM, LLC, a limited liability company organized under the laws of the State of Delaware (“loanDepot”), as servicer (the “Servicer”) and as administrator (the “Administrator”), and CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (“CSFB”), a Delaware limited liability company, as Administrative Agent (as defined herein). This Indenture Supplement relates to and is executed pursuant to that certain Base Indenture, dated as of the date hereof, including the schedules and exhibits thereto (as supplemented hereby and as amended, restated, supplemented or otherwise modified from time to time, the “Base Indenture”), among the Issuer, loanDepot, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, PENTALPHA SURVEILLANCE LLC, a Delaware limited liability company, as credit manager (the “Credit Manager”), CSFB, as Administrative Agent and the “Administrative Agents” from time to time parties thereto, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full (the Base Indenture as so supplemented by this Indenture Supplement, collectively referred to as the “Indenture”).

Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture, and the rules of interpretation set forth in Section 1.2 of the Base Indenture shall apply equally herein.

PRELIMINARY STATEMENT

The Issuer has duly authorized the issuance of a Series of Variable Funding Notes, the Series 2017-MBSADV1 Notes (as defined below). The parties are entering into this Indenture Supplement to document the terms of the issuance of the Series 2017-MBSADV1 Notes pursuant to the Base Indenture, which provides for the issuance of Notes in multiple series from time to time.

Section 1. Creation of the Series 2017-MBSADV1 Notes.

There are hereby created, effective as of the Issuance Date, the Series 2017-MBSADV1 Notes, to be issued pursuant to the Base Indenture and this Indenture Supplement, to be known as “loanDepot GMSR Master Trust MSR Collateralized Notes, Series 2017-MBSADV1 Notes” (the “Series 2017-MBSADV1 Notes”). The Series 2017-MBSADV1 Notes are not rated and are senior to and shall not be subordinated to any other Series of Notes. The Series 2017-MBSADV1 Notes are issued in one (1) Class of Variable Funding Notes (Class A-MBSADV1) with the Maximum MBSADV1 VFN Principal Balance, Stated Maturity Date, Note Interest Rate and other terms as specified in this Indenture Supplement. The Series 2017-MBSADV1 Notes shall be secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture. The Indenture Trustee shall hold the Trust Estate as collateral security for the benefit of the Noteholders of the Series 2017-MBSADV1 Notes and all other Series of Notes issued under the Base Indenture as described therein. In the event that any term or provision contained herein with respect to the Series 2017-MBSADV1 Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

Section 2. Defined Terms.

With respect to the Series 2017-MBSADV1 Notes and in addition to or in replacement of the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:

“Additional Note Balance” has the meaning assigned to such term in the Note Purchase Agreement.

“Administrative Agent” means, for so long as the Series 2017-MBSADV1 Notes are Outstanding, pursuant to the provisions of this Indenture Supplement, CSFB, or an Affiliate or successor by merger thereto.

“Advance Rate” means, with respect to the Series 2017-MBSADV1 Notes, on any date of determination with respect to Advance Reimbursement Amounts included in the Trust Estate, [***]%.

“Advisers Act” has the meaning assigned to such term in Section 14 of this Indenture Supplement.

“Base Indenture” has the meaning assigned to such term in the Preamble.

“Benefit Plan Investor” has the meaning assigned to such term in Section 3 of this Indenture Supplement.

“Christiana” means Wilmington Savings Fund Society, FSB, d/b/a Christiana Trust.

“Class A-MBSADV1 Notes” means, the Variable Funding Notes, Class A-MBSADV1 Variable Funding Notes, issued hereunder by the Issuer, having an aggregate VFN Principal Balance of no greater than the applicable Maximum MBSADV1 VFN Principal Balance.

“Corporate Trust Office” means the corporate trust offices of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Issuer shall be administered, which offices at the Issuance Date are located at Citibank, N.A., Corporate and Investment Banking, 388 Greenwich Street, 14th Floor, New York, NY 10013, Attention: loanDepot GMSR Master Trust MSR Collateralized Notes, including for Note transfer, exchange or surrender purposes.

“Cumulative Interest Shortfall Amount Rate” means, with respect to the Series 2017-MBSADV1 Notes, [***]% per annum.

“Default Supplemental Fee” means for the Series 2017-MBSADV1 Notes and each Payment Date during the Full Amortization Period and on the date of final payment of such Notes (if the Full Amortization Period is continuing on such final payment date), a fee equal to the product of:

(i) the Default Supplemental Fee Rate;

(ii) the average daily Note Balance since the prior Payment Date of the Series 2017-MBSADV1 Notes; and

(iii) a fraction, the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if later, the commencement of the Full Amortization Period) to but excluding such Payment Date and the denominator of which equals 360.

“Default Supplemental Fee Rate” means, with respect to the Series 2017-MBSADV1 Notes, [***]% per annum.

“Fiduciary Rule” has the meaning assigned to such term in Section 3 of this Indenture Supplement.

“Indenture” has the meaning assigned to such term in the Preamble.

“Indenture Supplement” has the meaning assigned to such term in the Preamble.

“Initial Note Balance” means, in the case of the Series 2017-MBSADV1 Notes, $0. For the avoidance of doubt, the requirement for minimum bond denominations in Section 6.2 of the Base Indenture shall not apply in the case of the Series 2017-MBSADV1 Notes.

“Interest Accrual Period” means, for the Series 2017-MBSADV1 Notes and any Payment Date following the MBS Advance VFN Draw Event, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date following a MBS Advance VFN Draw Event, the date on which such Series 2017-MBSADV1 Notes are drawn) and ending on the day immediately preceding the current Payment Date. The Interest Payment Amount for the Series 2017-MBSADV1 Notes on any Payment Date following the MBS Advance VFN Draw Event shall be determined based on the Interest Day Count Convention.

“Interest Day Count Convention” means with respect to the Series 2017-MBSADV1 Notes, the actual number of days in the related Interest Accrual Period divided by 360.

“Issuance Date” means August 11, 2017.

“LIBOR” means the London interbank offered rate.

“LIBOR Determination Date” means for each Interest Accrual Period, the second London Banking Day prior to the commencement of such Interest Accrual Period.

“LIBOR Index Rate” means for a one-month period, the LIBOR per annum (rounded upward, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a one-month period, which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on the date that is two (2) London Banking Days before the commencement of such one-month period.

“LIBOR Rate” means, with respect to any Interest Accrual Period with respect to which interest is to be calculated by reference to the “LIBOR Rate,” (a) the LIBOR Index Rate for a one-month period, if such rate is available, (b) in the event that LIBOR and LIBOR Index Rate are phased out, and a new benchmark intended as a replacement for LIBOR and LIBOR Index Rate is established or administered by the Financial Conduct Authority or ICE Benchmark Administration or other comparable authority, and such new benchmark with a one-month maturity is readily available through Bloomberg or a comparable medium, then the Administrator, with the Administrative Agent’s written consent, shall direct the Indenture Trustee to utilize such new benchmark with a one-month maturity for all purposes hereof in place of the LIBOR Index Rate, and (c) if the LIBOR Index Rate cannot be determined or has been phased out and no new benchmark under clause (b) has been established, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) London Banking Days before the beginning of such one-month period by three (3) or more major banks in the interbank Eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such one-month period and in an amount equal or comparable to the principal amount of the portion of the Note Balance on which the “LIBOR Rate” is being calculated.

“LIBOR01 Page” means the display designated as “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR01 Page on that service or such other service as may be nominated by the ICE Benchmark Administration as an information vendor for the purpose of displaying ICE Benchmark Administration interest settlement rates for U.S. Dollar deposits).

“loanDepot” has the meaning assigned to such term in the Preamble.

“London Banking Day” means any day on which commercial banks and foreign exchange markets settle payment in both London and New York City.

“Margin” means, for the Series 2017-MBSADV1 Notes, [***]% per annum.

“Maximum MBSADV1 VFN Principal Balance” means, for the Series 2017-MBSADV1 Notes, an amount communicated by the Administrative Agent in writing to the Indenture Trustee that the Noteholders of the Series 2017-MBSADV1 Notes are funding in accordance with the terms of the Base Indenture.

“MBS Advance VFN Draw Conditions” means the following conditions:

(i)

Ginnie Mae has not issued a letter of extinguishment to loanDepot pursuant to the Ginnie Mae Contract, extinguishing all redemption, equitable, legal or other right, title or interest of loanDepot in and to the Pooled Mortgages;

(ii)

the amount required for Citibank, N.A., as Indenture Trustee, in its capacity as secured party under the Acknowledgment Agreement, to cure a Servicer Payment Default pursuant to Section 8 of the Acknowledgment Agreement, is less than the Maximum MBSADV1 VFN Principal Balance;

(iii)

the amount drawn under the Series 2017-MBSADV1 Notes will cure the Servicer Payment Default in full (and will not cause the Note Balance of the Series 2017-MBSADV1 Notes to exceed the Maximum MBSADV1 VFN Principal Balance);

(iv)	a “Standby Issuer,” required pursuant to Section 7 of the Acknowledgment Agreement, has been identified and confirmed by Ginnie Mae; and

(v)	the Series Required Noteholders have consented to fund the Series 2017-MBSADV1 Notes.

“MBS Advance VFN Draw Event” has the meaning assigned to such term in Section 4 of this Indenture Supplement.

“Note Interest Rate” means, for the Series 2017-MBSADV1 Notes, with respect to any Interest Accrual Period, the sum of (a) LIBOR Rate (as determined by the Indenture Trustee as described in Section 6 hereof) plus (b) the Margin.

“Note Purchase Agreement” means that Note Purchase Agreement, dated as of August 11, 2017, by and among the Issuer, CSFB, as the Administrative Agent on behalf of the Purchasers specified therein and Purchaser, and acknowledged and agreed to by loanDepot, as Servicer and Administrator, that relates to the purchase of the Series 2017-MBSADV1 Notes.

“Plan Fiduciary” has the meaning assigned such term in Section 3 of this Indenture Supplement.

“Purchaser” means Credit Suisse AG, Cayman Islands Branch and the other parties specified as “purchasers” of Notes under the Note Purchase Agreement, and the successors and permitted assigns of each such Person under the Note Purchase Agreement.

“Series Required Noteholders” means, for so long as the Series 2017-MBSADV1 Notes are Outstanding, 100% of the Noteholders of the Series 2017-MBSADV1 Notes.

“Series 2017-MBSADV1 Notes” has the meaning assigned to such term in Section 1 of this Indenture Supplement.

“Series 2017-VF1 Indenture Supplement” means the Series 2017-VF1 Indenture Supplement, dated as of the date hereof, among the Issuer, loanDepot, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, and CSFB, as Administrative Agent.

“Series 2017-VF1 Notes” means the Notes issued pursuant to the Series 2017-VF1 Indenture Supplement.

“Servicer Payment Default” has the meaning assigned to such term in Section 4 of this Indenture Supplement.

“Stated Maturity Date” means, for Series 2017-MBSADV1 Notes, on the Stated Maturity Date for the latest maturing Series of Notes.

“Transaction Parties” has the meaning assigned to such term in Section 3 of this Indenture Supplement.

Section 3. Form of the Series 2017-MBSADV1 Notes; Transfer Restrictions; Certain Additional ERISA Considerations.

(a) The Series 2017-MBSADV1 Notes shall only be issued in definitive, fully registered form and the form of the Rule 144A Definitive Note that may be used to evidence the Series 2017-MBSADV1 Notes in the circumstances described in Section 5.2(c) of the Base Indenture is attached to the Base Indenture as Exhibit A-2.    None of the Series 2017-MBSADV1 Notes shall be issued as Regulation S Notes nor shall any Series 2017-MBSADV1 Notes be sold in offshore transactions in reliance on Regulation S.

(b) In addition to any provisions set forth in Section 6.5 of the Base Indenture, with respect to the Series 2017-MBSADV1 Notes, the Noteholder of such Notes shall only transfer its Note to another potential investor in accordance with the Note Purchase Agreement; provided, that the Series 2017-MBSADV1 Notes may only be transferred to a party that has a direct or beneficial interest in the Series 2017-VF1 Notes.

(c) In addition to any provisions set forth herein or in Section 6.5 of the Base Indenture, any purchaser, transferee or holder of the Series 2017-MBSADV1 Notes or any interest therein that is a benefit plan investor as defined in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (a “Benefit Plan Investor”) or a fiduciary purchasing the Series 2017-MBSADV1 Notes on behalf of a Benefit Plan Investor (a “Plan Fiduciary”), will be required to represent (or in the case of a Book-Entry Note will be deemed to represent by the acquisition of such Note) that:

(1) the decision to acquire the Series 2017-VF1 Notes has been made on an arm’s length basis by the Plan Fiduciary;

(2) none of the Issuer, loanDepot or the Purchaser or any of their respective affiliates (the “Transaction Parties”), has provided or will provide advice with respect to the acquisition of the Series 2017-MBSADV1 Notes by the Benefit Plan Investor, other than to the Plan Fiduciary which is “independent” (within the meaning of Department of Labor Regulations promulgated on April 8, 2016 (81 Fed. Reg. 20,997) (the “Fiduciary Rule”)) of the Transaction Parties;

(3) the Plan Fiduciary either:

(a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; or

(b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of an “employee benefit plan” as defined in Section 3(3) of ERISA or “plan” described in Section 4975 of the Code; or

(c) is an investment adviser registered under the Advisers Act, or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; or

(d) is a broker-dealer registered under the 1934 Act; or

(e) has, and at all times that the Benefit Plan Investor is invested in the Series 2017-MBSADV1 Notes, will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the Benefit Plan Investor investing in or holding the Series 2017-MBSADV1 Notes in such capacity);

(4) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Benefit Plan Investor of the Series 2017-MBSADV1 Notes;

(5) the Plan Fiduciary is a “fiduciary” within the meaning of Section 3(21) of ERISA or Section 4975 of the Code, or both, with respect to the Benefit Plan Investor and is responsible for exercising independent judgment in evaluating the Benefit Plan Investor’s acquisition of the Series 2017-MBSADV1 Notes;

(6) none of the Transaction Parties has exercised any authority to cause the Benefit Plan Investor to invest in the Series 2017-MBSADV1 Notes or to negotiate the terms of the Benefit Plan Investor’s investment in the Series 2017-MBSADV1 Notes and

(7) the Plan Fiduciary acknowledges and agrees that it has been informed by the Transaction Parties:

(a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the Benefit Plan Investor’s acquisition of the Series 2017-MBSADV1 Notes; and

(b) of the existence and nature of the Transaction Parties’ financial interests in the Benefit Plan Investor’s acquisition of the Series 2017-MBSADV1 Notes.

These representations are intended to comply with 29 C.F.R. Sections 2510.3-21(a) and (c)(1) of the Fiduciary Rule. If these sections of the Fiduciary Rule are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

Section 4. MBS Advance VFN Draw Conditions; Payments; Note Balance Increases; Early Maturity; No Series Reserve Account.

(a) The Series 2017-MBSADV1 Notes will be drawn upon in an amount equal to the Additional Note Balance only if (i) the Servicer fails to pay a required MBS Advance, or following any other payment default by the Servicer under the Ginnie Mae Contract, to make the full required payment on the related MBS and to preserve the Indenture Trustee’s rights under the Acknowledgment Agreement (each, a “Servicer Payment Default”) and (ii) the MBS Advance VFN Draw Conditions are satisfied (together with a Servicer Payment Default, the “MBS Advance VFN Draw Event”).

(b) Except as otherwise expressly set forth herein, the Paying Agent shall make payments on the Series 2017-MBSADV1 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture.

(c) The Note Balance of the Series 2017-MBSADV1 Notes may be increased from time to time in accordance with the terms of this Indenture Supplement and the provisions of Section 4.2(c) of the Base Indenture, but not in excess of the related Maximum MBSADV1 VFN Principal Balance.

(d) Subject to clauses (b) and (c) above, any payments of principal allocated to the Series 2017-MBSADV1 Notes shall be applied to the Class A-MBSADV1 Notes until their Note Balance thereof has been reduced to zero.

(e) The Administrative Agent and the Issuer further confirm that the Series 2017-MBSADV1 Notes issued on the Issuance Date pursuant to this Indenture Supplement shall be issued in the name of “Credit Suisse First Boston Mortgage Capital LLC, solely in its capacity as administrative agent on behalf of Credit Suisse AG, Cayman Islands Branch solely in its capacity as Purchaser”. The Issuer and the Administrative Agent hereby direct the Indenture Trustee to issue the Series 2017-MBSADV1 Notes in the name of “Credit Suisse First Boston Mortgage Capital LLC, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch solely in its capacity as Purchaser”.

(f) There will be no Series Reserve Account for the Series 2017-MBSADV1 Notes.

Section 5. Optional Prepayment.

Notwithstanding anything to the contrary contained herein or in the Base Indenture, the Issuer may, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, prepay in whole or in part the Series 2017-MBSADV1 Notes.

Section 6. Determination of Note Interest Rate and LIBOR.

(a) At least one (1) Business Day prior to each Determination Date, the Indenture Trustee shall calculate the Note Interest Rate for the related Interest Accrual Period and the Interest Payment Amount for the Series 2017-MBSADV1 Notes for the upcoming Payment Date, and include a report of such amount in the related Payment Date Report.

(b) On each LIBOR Determination Date, the Indenture Trustee will determine the LIBOR Rate for the succeeding Interest Accrual Period for the related Series 2017-MBSADV1 Notes on the basis of the procedures specified in the definition of LIBOR Rate.

(c) The establishment of One-Month LIBOR by the Indenture Trustee and the Indenture Trustee’s subsequent calculation of the Note Interest Rate and the Interest Payment Amount on the Series 2017-MBSADV1 Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Section 7. Conditions Precedent Satisfied.

The Issuer hereby represents and warrants to the Noteholders of the Series 2017-MBSADV1 Notes and the Indenture Trustee that, as of the related Issuance Date, each of the conditions precedent set forth in the Base Indenture, to the issuance of the Series 2017-MBSADV1 Notes have been satisfied or waived in accordance with the terms thereof.

Section 8. Representations and Warranties.

The Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.

The Administrator hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of the Administrator to perform its duties under this Indenture or any Indenture Supplement, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

loanDepot hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of loanDepot to perform its duties under this Indenture, any Indenture Supplement or any Transaction Document to which it is a party, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

Section 9. Amendments.

(a) Notwithstanding any provisions to the contrary in Article XII of the Base Indenture but subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Noteholders of the Series 2017-MBSADV1 Notes but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer (solely in the case of any amendment that adversely affects the rights or obligations of the Servicer or adds new obligations or increases existing obligations of the Servicer), and the Administrative Agent, at any time and from time to time, upon delivery of an Issuer Tax Opinion (unless delivery of such Issuer Tax Opinion is waived by the Series Required Noteholders) and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have a material Adverse Effect, may amend any Transaction Document for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or in any other Transaction Document; or (ii) to amend any other provision of this Indenture Supplement. For the avoidance of doubt, the consent of the Servicer is not required for (i) the waiver of any Event of Default or (ii) any other modification or amendment to any Event of Default except those related to the actions and omissions of the Servicer. This Indenture Supplement may be otherwise amended or otherwise modified from time to time in a written agreement among 100% of the Noteholders of the Series 2017-MBSADV1 Notes, the Issuer, the Administrator, the Administrative Agent, the Indenture Trustee and subject to the immediately preceding sentence, the Servicer.

(b) Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture, except for amendments otherwise permitted as described in Sections 12.1 and 12.2 of the Base Indenture and in the immediately preceding paragraph, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of the Series Required Noteholders in respect of the Series 2017-MBSADV1 Notes, supplement, amend or revise any term or provision of this Indenture Supplement.

(c) For the avoidance of doubt, the Issuer and the Administrator hereby covenant that the Issuer shall not issue any future Series of Notes without designating an entity to act as “Administrative Agent” under the related Indenture Supplement with respect to such Series of Notes.

(d) Any amendment of this Indenture Supplement which affects the rights, duties, immunities, obligations or liabilities of the Owner Trustee in its capacity as owner trustee under the Trust Agreement shall require the written consent of the Owner Trustee.

Section 10. Counterparts.

This Indenture Supplement may be executed in any number of counterparts, by manual or facsimile signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Indenture Supplement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture Supplement.

Section 11. Entire Agreement.

This Indenture Supplement, together with the Base Indenture incorporated herein by reference and the related Transaction Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 12. Limited Recourse.

Notwithstanding any other terms of this Indenture Supplement, the Series 2017-MBSADV1 Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2017-MBSADV1 Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Noteholders of Series 2017-MBSADV1 Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Series 2017-MBSADV1 Notes or this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Series 2017-MBSADV1 Notes or this Indenture Supplement. It is understood that the foregoing provisions of this Section 12 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2017-MBSADV1 Notes or secured by this Indenture Supplement. It is further understood that the foregoing provisions of this Section 12 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2017-MBSADV1 Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 13. Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Indenture Supplement is executed and delivered by Christiana, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, warranties, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings and agreements by Christiana but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Christiana, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Christiana has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Indenture Supplement and (e) under no circumstances shall Christiana be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement or any other related documents.